UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 10, 2013 (May 6, 2013)

HERTZ GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive
offices, including zip code)

(201) 307-2000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 6, 2013, Hertz Global Holdings, Inc. (the “Company”), certain investment funds associated with Clayton, Dubilier & Rice, LLC, The Carlyle Group and Merrill Lynch & Co., Inc. (collectively, the “Selling Stockholders”) and Goldman, Sachs & Co. and J.P. Morgan Securities LLC (collectively, the “Underwriters”) entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Selling Stockholders agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Stockholders, subject to and upon the terms and conditions set forth therein, 49,800,405 shares of the Company’s common stock (the “Offering”).

This Current Report on Form 8-K is being filed to incorporate the Underwriting Agreement by reference into the registration statement for the Offering. A copy of the Underwriting Agreement has been attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The Company had previously entered into (i) that certain Amended and Restated Stockholders’ Agreement, dated as of November 20, 2006 (the “Stockholders’ Agreement”), with the Selling Stockholders and certain entities affiliated with the Selling Stockholders (the “Sponsor Parties”), which granted to certain of the Sponsor Parties the right to cause a certain number of nominees for director to be designated to the Company’s Board of Directors, based on the Sponsor Parties’ relative level of ownership of the Company’s common stock, and (ii) that certain Registration Rights Agreement, dated as of December 21, 2005 (as amended by Amendment No. 1, dated as of November 20, 2006, the “Registration Rights Agreement”), with the Sponsor Parties, which granted to certain of the Sponsor Parties the right to cause the Company, at its own expense, to use its best efforts to register shares of the Company’s common stock held by the Sponsor Parties for public resale, subject to certain limitations.  As of May 2, 2013, the Sponsor Parties owned approximately 12% of the outstanding shares of the Company’s common stock, on an undiluted basis.  Immediately upon completion of the Offering, which occurred on May 9, 2013 (the “Closing Date”), the Sponsor Parties’ holdings of the Company’s common stock were reduced to de minimis amounts that the Sponsor Parties and certain affiliated entities had previously received from their nominees’ equity-based compensation for service on the Company’s Board of Directors or acquired in the ordinary course of business.  In connection with the Offering, the Company entered into a termination letter agreement with the Sponsor Parties, pursuant to which, effective as of the Closing Date, the Stockholders’ Agreement and the Registration Rights Agreement were terminated, except that certain indemnification obligations set forth in the Registration Rights Agreement survived termination.  As a result of the termination of the Stockholders’ Agreement, the Sponsor Parties no longer have the right to designate nominees to the Company’s Board of Directors under such agreement, and the directors currently serving on the Company’s Board of Directors that were designated by the Sponsor Parties are no longer “Investor Nominees” for purposes of the Stockholders’ Agreement.

The foregoing description of the Stockholders’ Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.  A copy of the Stockholders’ Agreement is filed as Exhibit 4.10 to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2006, as filed on March 30, 2007.  A copy of (i) the original Registration Rights Agreement is filed as Exhibit 4.11 to Amendment No. 3 to the Registration Statement on Form S-1 of the Company, as filed on October 23, 2006, and (ii) Amendment No. 1 to such original Registration Rights Agreement is filed as Exhibit 4.12 to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2006, as filed on March 30, 2007.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following Exhibit is filed herewith as part of this report:

Exhibit	Description

1.1

Underwriting Agreement, dated May 6, 2013, among Hertz Global Holdings, Inc., Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., CD&R Parallel Fund VII, L.P., Carlyle Partners IV, L.P., CEP II U.S. Investments, L.P., CP IV Coinvestment, L.P., CEP II Participations S.à r.l. SICAR, Merrill Lynch Ventures L.P. 2001, CMC-Hertz Partners, L.P. and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

By:	/s/ Elyse Douglas
Name:	Elyse Douglas
Title:	Executive Vice President and Chief Financial Officer

Date: May 10, 2013

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated May 6, 2013, among Hertz Global Holdings, Inc., Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., CD&R Parallel Fund VII, L.P., Carlyle Partners IV, L.P., CEP II U.S. Investments, L.P., CP IV Coinvestment, L.P., CEP II Participations S.à r.l. SICAR, Merrill Lynch Ventures L.P. 2001, CMC-Hertz Partners, L.P. and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as underwriters.